Exhibit 99.1

Immune Pharmaceuticals Announces Adjournment of Annual Meeting

Annual Meeting to Resume Thursday, February 15, 2018

Englewood Cliffs, NJ - January 26, 2018 – Immune Pharmaceuticals Inc. (NASDAQ: IMNP), a biopharmaceutical company developing novel therapeutic agents for the treatment of immunologic and inflammatory diseases, announced today that it adjourned its Annual Meeting of Stockholders, scheduled for and convened on January 25, 2018. The Annual meeting will resume on Thursday, February 15, 2018 at 1:00 p.m. Eastern time, at the offices of Nixon Peabody LLP, 55 W.46th Street, 24th Floor, New York, NY 10036.

The purpose of the adjournment is to allow additional time for Immune's stockholders to vote on each of the proposals set forth in Immune's definitive Proxy Statement, filed with the Securities and Exchange Commission ("SEC") on December 19, 2017, including Proposal 4 - Ratification of the Reverse Stock Split.

To be clear, regarding Proposal 4 in the definitive Proxy Statement, we are not seeking approval for an additional reverse stock split. Rather, we are seeking to ratify the shareholder vote of December 2016 in which our shareholders approved an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock. We filed the amendment with the Secretary of State of the State of Delaware on April 12, 2017 and the reverse stock split was effected thereby on April 13, 2017. As of the time of the meeting on January 25, 2018, approximately 77.5% of the total votes cast on Proposal No. 4 have been in favor of the proposal.

We will continue to solicit proxies from our stockholders with respect to the proposals set forth in the definitive Proxy Statement during the period of the adjournment. Only stockholders of record on the record date of December 1, 2017 are entitled to and are being requested to vote, as more fully described in the Proxy Statement. No further action is required by any stockholder who has submitted his or her proxy card.

We have not made any changes to the proposals to be voted on by stockholders at the Annual Meeting. Our Proxy Statement and any other materials that we filed with the SEC remain unchanged and can be obtained free of charge at the SEC's website, at www.sec.gov.

We encourage all Immune stockholders who have not yet voted their shares to do so by 11:59 p.m., New York time, on Wednesday, February 14, 2018.  If you have not voted, or have misplaced your proxy materials or are uncertain if you have voted all the shares you are entitled to vote, please see "How You Can Vote," below. Every single vote counts.

How You Can Vote

Immune's record holders have four methods of voting, which remain valid and in place. For the sake of efficiency in the adjournment period, we encourage our record holders to vote in one of the following manners.

1.    Vote by Internet. Prior to the start of the resumption of the Annual Meeting, Record holders may vote at www.proxyvote.com with their control number. Also, Record holders may attend the Annual Meeting online, vote their shares electronically and submit their questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/IMNP.

2.   Vote by telephone. Record holders may vote by proxy by calling 1-800-690-6903.  Use any touch-tone telephone to transmit voting instructions up until 11:59 p.m. Eastern Time on Wednesday, February 14, 2018.

3.    Vote in person.  Record holders may attend and vote at the Annual Meeting, which will be reconvened at 1:00 p.m. Eastern Time on February 15, 2018 at the offices of 55 W. 46th Street, 24th Floor, New York, NY 10036.

Please contact our proxy solicitor, Okapi Partners LLC, at 1-888-785-6673, if you have any questions or need assistance voting your shares of common stock.

The Board of Immune has recommended that you vote FOR approval of each of the proposals subject to the vote of stockholders at the Annual Meeting.

Important Information

This material may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the Annual Meeting. Immune has filed with the Securities and Exchange Commission and mailed to its stockholders a proxy statement in connection with the Annual Meeting, and advises its stockholders to read the proxy statement and any and all supplements and amendments thereto because they contain important information. Stockholders may obtain a free copy of the proxy statement and other documents filed by Immune with the U.S. Securities and Exchange Commission at www.sec.gov.  The proxy statement and these other documents may also be obtained upon request addressed to Immune's Corporate Secretary at Immune Pharmaceuticals, Inc., 550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ 07632.

About Immune Pharmaceuticals Inc.

Immune Pharmaceuticals Inc. is a biopharmaceutical company developing novel therapeutic agents for the treatment of immunologic and inflammatory diseases. Immune’s lead program, bertilimumab, is a first-in-class, fully human monoclonal antibody that targets and lowers levels of eotaxin-1, a chemokine that plays a role in immune responses and attracts eosinophils to the site of inflammation. By neutralizing eotaxin-1, bertilimumab may prevent the migration of eosinophils and other cells, thus helping to relieve associated inflammatory conditions. Currently, Immune is conducting two phase 2 clinical trials to test bertilimumab in patients suffering from bullous pemphigoid and ulcerative colitis, respectively. Bertilimumab may have application in other diseases, including atopic dermatitis, immune and inflammatory hepatitis, and asthma.

Safe Harbor Statements Regarding Forward Looking Statements

The statements in this news release made by representatives of Immune relating to matters that are not historical facts, including without limitation, those regarding future performance or financial results, the timing or potential outcomes of research collaborations or clinical trials, any market that might develop for any of Immune’s product candidates and the sufficiency of Immune’s cash and other capital resources, the continued development by Immune of bertilimumab or its determination to seek Orphan Drug designation for the pharmaceutical product of bertilimumab are forward-looking statements that involve risks and uncertainties, including, but not limited to, the likelihood that actual performance or results could materially differ, that future research will prove successful, the likelihood that any product in the research pipeline will receive regulatory approval in the United States or abroad, or Immune’s ability to fund such efforts with or without partners. Immune undertakes no obligation to update any of these statements. In addition, there can be no assurance that Immune will successfully complete its anticipated corporate restructuring, or that Immune will be able to reduce expenses, capitalize on strategic alternatives, develop its assets, and generate value for shareholders. Immune may, at any time and for any reason until the proposed spin-off is complete, abandon the spin-off or modify its terms and conditions, or consider competing, alternate or complimentary transactions or offers by third parties at the discretion of Immune’s board of directors. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statements should be read in conjunction with the additional risks and uncertainties detailed in Immune’s filings with the Securities and Exchange Commission, including those discussed in Immune’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and periodic reports filed on Form 8-K.

SOURCE: Immune Pharmaceuticals Inc.

For further information, contact: investors@immunepharma.com